United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 10, 2008

Date of Report

OAK RIDGE MICRO-ENERGY, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	0000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

275 Midway Lane

Oak Ridge, Tennessee  37830

(Address of Principal Executive Offices)

(801) 556-9928

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2008, Oak Ridge Micro-Energy, Inc. (OTCBB: OKME) entered into and completed an Equipment Purchase Agreement to sell its non-proprietary research and development equipment (the “Equipment”) and sub-lease its Oak Ridge, Tennessee, facility, to Planar Energy Devices, Inc., a Delaware corporation (“Planar”).  This agreement allows the Company to have continued access to the equipment as may be needed for prototyping and testing by potential licensees and partners for up to a minimum of 18 months, at a price of $1,000 per month for the first six months and at a price to be agreed upon during the next 12 months.  The total purchase price of the Equipment was $600,000, which was paid on closing.  A copy of the Equipment Purchase Agreement accompanies this Current Report, and by this reference, is incorporated herein.  See Item 9.01.

OKME has completed its research and development phase and is entering phase 3 of the Company’s business plan.  In this phase, the Company will focus on marketing and licensing its patented thin-film battery (TFB) technology to suitable partners across all industries.  The Company has been in discussions with several multinational corporations who have expressed a keen interest in its TFB technology.

Oak Ridge Micro-Energy spent the first several years improving the original core TFB technology and has now reached the stage where the improvements and new developments required for product integration into the largest and most profitable markets have been accomplished. The new developments include an improvement of Lipon, the key material of the original thin-film battery, a new anode-cathode combination (the active battery components) which allows for record high temperature cycles of 170 degrees Celsius, a low voltage TFB that operates between 2 V and 1 V to better match the requirements of the semiconductor industry, and a packaged TFB that can survive the harsh conditions of solder reflow, a process commonly used in the semiconductor industry to manufacture integrated circuits.

The Company believes that its TFB is now ready for large-scale commercialization. It plans to move forward by retaining a top marketing company, which specializes in licensing in order to achieve the goal of integrating revolutionary TFB technology into as many applications and product lines as possible. Oak Ridge Micro-Energy currently is in discussion with several companies seeking a partnership or that have expressed interest in licensing its proprietary technology.

As part of the next step, the Company has entered an agreement to sell its research and development equipment and sub-lease its Oak Ridge facility.  This agreement allows the Company to have continued access to the equipment as may be needed for prototyping and testing by potential licensees and partners.

Item 7.01 Regulation FD Disclosure.

OKME announced the matters outlined in Item 1.01 in a Press Release that is attached hereto and incorporated herein by reference.  See Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Exhibit Description

10.1                      Equipment Purchase Agreement

99.1                      Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC.

Date:	March 14, 2008	By:	/s/ Mark Meriwether
Mark Meriwether
President, Secretary and Director

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